EXHIBIT 23.2

                       CONSENT OF CAMPBELL SAUNDERS & CO.




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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Timebeat.com Enterprises Inc. on Form S-8 of our independent Auditor's Report dated August 14, 2000 on the consolidated balance sheet of Timebeat.com Enterprises Inc. as at March 31, 2000 and March 31, 1999 and the consolidated statements of operations, deficit, cash flows and consolidated changes in shareholders equity (deficiency) for the years ended March 31, 2000, March 31, 1999 and March 31, 1998 and for the period from April 1, 1993 to March 31, 2000 and to the reference of us under the heading "Experts" in this Registration Statement.




                                                    /s/ CAMPBELL, SAUNDERS & CO.

                                                        Campbell, Saunders & Co.
                                                           Chartered Accountants

Vancouver, B.C.
December 14, 2001